Exhibit 99.1

Moelis & Company Reports Fourth Quarter and Full Year 2020 Financial Results;

Increases Quarterly Dividend 44% to $0.55 Per Share

Record Fourth Quarter and Full Year Revenues

•	Record fourth quarter revenues of $422.0 million, up 89% from the same period of 2019
•	Record annual revenues of $943.3 million, up 26% from the prior year
•

GAAP net income of $1.97 per share (diluted) for the fourth quarter of 2020 and $2.95 per share (diluted) for the full year; Adjusted net income of $1.99 per share (diluted) for the fourth quarter of 2020 and $2.91 per share (diluted) for the full year

•	Full year 2020 adjusted operating margin of 28% versus 18% in the prior year
•	Continued to execute on organic growth strategy:
―

Added thirteen Managing Directors in 2020 through internal development and key external hires; added sector capabilities in consumer & retail, energy & power, financial institutions, fintech, healthcare, and oil & gas; strengthened expertise in M&A, Restructuring and Recapitalization, Capital Markets Advisory, and Activist Defense, and enhanced our coverage of Private Equity clients; announced one Senior Advisor focused on companies in the media and telecommunications sectors

―	Promoted eight additional advisory professionals to Managing Director in early 2021, matching the largest promotion class in Firm history
―	Added a new Global Head of Private Funds Advisory to further expand our ability to provide private capital alternatives to financial sponsors; strong pipeline of 2021 Managing Director hires
•	Strong cash flow generation:
―	Ended 2020 with cash and short term investments of $375.1 million and no debt or goodwill
―	Returned nearly $275 million through dividends and share repurchases with respect to the 2020 performance year

―	Increased regular quarterly dividend 44% to $0.55 per share; previously declared $2.00 per share special dividend in December 2020

NEW YORK, February 10, 2021 – Moelis & Company (NYSE: MC) today reported financial results for the fourth quarter and fiscal year ended December 31, 2020.  The Firm’s fourth quarter revenues of $422.0 million increased 89% over the prior year period and represented our largest quarter of revenues since inception.  The Firm reported fourth quarter 2020 GAAP net income of $155.6 million, or $1.97 per share (diluted).  On an Adjusted basis, the Firm reported record net income of $146.2 million or $1.99 per share (diluted) for the fourth quarter of 2020, which compares with $26.4 million of net income or $0.38 per share (diluted) in the prior year period.

The Firm’s fiscal year 2020 revenues of $943.3 million represented an increase of 26% over the prior year and were our largest annual revenues on record.  GAAP net income for the period was $218.4 million, or $2.95 per share (diluted), compared with $135.7 million or $1.89 per share in the prior year period.  On an Adjusted basis, the Firm reported record net income of $209.1 million for fiscal year 2020 as compared with $134.2 million in the prior year.  On a per share basis, the Firm reported Adjusted net income of $2.91 per share (diluted) for fiscal year 2020, up 48% from the $1.96 per share (diluted) reported in the prior year period.  GAAP and Adjusted net income for fiscal year 2020 include net tax benefits of $0.11 per share and $0.12 per share, respectively, related to the settlement of share based awards.

“In the fourth quarter, we had our strongest quarterly performance ever, driven by the completion of a record number of transactions during the period.  Our talented bankers and flexible model delivered record full year revenues, achieving year-over-year growth in all products and regions. We saw particular strength in our M&A, restructuring and capital markets franchises, as our collaborative platform is built to excel in all economic environments” said Ken Moelis, Chairman and Chief Executive Officer.

“Since the beginning of 2020, we expanded our advisory offering with the addition of 21 Managing Directors through internal promotion and key external hires.  This positions us very well to continue executing on our high levels of business activity.  We exceeded our 25% operating margin target, while continuing to invest in the future growth of the Franchise and returning 100% of our excess capital, all for the benefit of our shareholders.”

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions as well as other factors.  Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Currently 87% of the operating partnership (Moelis & Company Group LP) is owned by the corporate partner (Moelis & Company) and is subject to corporate U.S. federal and state income tax.  The remaining 13% is owned by other partners of Moelis & Company Group LP and is primarily subject to U.S. federal tax at the partner level (certain state and local and foreign income taxes are incurred at the company level).  The Adjusted results included herein apply certain adjustments from our GAAP results, including the assumption that 100% of the Firm’s fourth quarter and full year operating result was taxed at our corporate effective tax rate.  We believe the Adjusted results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results.  A reconciliation between our GAAP results and our Adjusted results is presented in the Appendix to this press release.

GAAP and Adjusted (non-GAAP) Selected Financial Data (Unaudited)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended December 31,
($ in thousands except per share data)	2020	2019	2020 vs. 2019 Variance	2020	2019	2020 vs. 2019 Variance

Revenues	$422,028	$223,528	89%	$422,028	$223,528	89%
Income (loss) before income taxes	217,433	28,301	668%	207,620	28,301	634%
Provision (benefit) for income taxes	61,870	1,151	5275%	61,430	1,896	3140%
Net income (loss)	155,563	27,150	473%	146,190	26,405	454%

Net income (loss) attributable to noncontrolling interests	29,081	5,699	410%	-	-	N/M
Net income (loss) attributable to Moelis & Company	$126,482	$21,451	490%	$146,190	$26,405	454%
Diluted earnings (loss) per share	$1.97	$0.38	418%	$1.99	$0.38	424%

N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Twelve Months Ended December 31,
($ in thousands except per share data)	2020	2019	2020 vs. 2019 Variance	2020	2019	2020 vs. 2019 Variance

Revenues	$943,276	$746,534	26%	$943,276	$746,534	26%
Income (loss) before income taxes	270,113	147,505	83%	269,011	148,605	81%
Provision (benefit) for income taxes	51,675	11,813	337%	59,947	14,423	316%
Net income (loss)	218,438	135,692	61%	209,064	134,182	56%

Net income (loss) attributable to noncontrolling interests	39,607	30,597	29%	-	-	N/M
Net income (loss) attributable to Moelis & Company	$178,831	$105,095	70%	$209,064	$134,182	56%
Diluted earnings per share	$2.95	$1.89	56%	$2.91	$1.96	48%

N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Revenues

We earned revenues of $422.0 million in the fourth quarter of 2020, as compared with $223.5 million in the prior year period, representing an increase of 89% and our largest quarter of revenues on record.  This compares favorably with a 2% decrease in the number of global completed M&A transactions in the same period1.  We experienced the highest level of M&A activity in Firm history during the fourth quarter of 2020, and saw continued strength in capital markets and restructuring activity as compared with the prior year period.

For the year ended December 31, 2020, revenues were a record $943.3 million as compared with $746.5 million in 2019, or an increase of 26%.  The increase in full year revenues reflects growth across all products and regions, with our capital markets and restructuring activity the highest they have ever been.  We completed a greater number of transactions during the year, and earned higher average fees per completed transaction as compared with the prior year period.

We continued to execute on our strategy of organic growth.  In 2020, we promoted five of our advisory professionals to Managing Director, added eight Managing Directors and one Senior Advisor to enhance our expertise in important sectors, products and regions.

We believe that we are positioning ourselves for the future growth of the business by continuing to invest in the Franchise.  In early 2021 we promoted eight of our advisory professionals to Managing Director: Marcel Brouwer (EMEA/Restructuring and Recapitalization), James Butcher (U.S./TMT), Patrick Fouhy (U.S./Technology), Eliot Freeston (U.S./M&A), Ankush Gupta (U.S./Technology), Mads Jessen (EMEA/Healthcare), Jane Ma (U.S./ Financial Institutions), and Nabeel Vilcassim (EMEA/Financial Institutions).  In addition, we recently appointed a new Global Head of Private Funds Advisory to further enhance the full suite of services offered to our private equity clients.  We have a robust pipeline of Managing Director hires for 2021 and we will continue to focus on finding the right talent who will excel on our platform.

Expenses

The following tables set forth information relating to the Firm’s operating expenses.

[1]	Source: Thomson Financial as of January 5, 2021; includes all transactions greater than $100 million in value

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended December 31,
($ in thousands)	2020	2019	2020 vs. 2019 Variance	2020	2019	2020 vs. 2019 Variance

Expenses:
Compensation and benefits	$188,919	$172,096	10%	$188,473	$166,916	13%
% of revenues	44.8%	77.0%		44.7%	74.7%
Non-compensation expenses	$26,648	$34,680	-23%	$26,648	$34,680	-23%
% of revenues	6.3%	15.5%		6.3%	15.5%
Total operating expenses	$215,567	$206,776	4%	$215,121	$201,596	7%
% of revenues	51.1%	92.5%		51.0%	90.2%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Twelve Months Ended December 31,
($ in thousands)	2020	2019	2020 vs. 2019 Variance	2020	2019	2020 vs. 2019 Variance

Expenses:
Compensation and benefits	$560,803	$488,439	15%	$559,512	$470,254	19%
% of revenues	59.5%	65.4%		59.3%	63.0%
Non-compensation expenses	$116,764	$143,552	-19%	$116,764	$143,552	-19%
% of revenues	12.4%	19.2%		12.4%	19.2%
Total operating expenses	$677,567	$631,991	7%	$676,276	$613,806	10%
% of revenues	71.8%	84.7%		71.7%	82.2%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Total operating expenses on a GAAP basis were $215.6 million for the fourth quarter and $677.6 million for the full year ended December 31, 2020.  On an Adjusted basis, operating expenses were $215.1 million for the fourth quarter of 2020 as compared with $201.6 million in the prior year period, and $676.3 million for fiscal year 2020 as compared with $613.8 million in 2019.  The increase in operating expenses for both the fourth quarter and full year of 2020 were associated with increased revenues, which drove increased compensation and benefits expenses, partially offset by non-compensation expense savings driven by less travel and related expenses.

Compensation and benefits expenses on a GAAP basis were $188.9 million in the fourth quarter and $560.8 million in the fiscal year ended December, 31 2020, respectively.  Adjusted compensation and benefits expenses were $188.5 million in the fourth quarter, and $559.5 million in the fiscal year ended December 31, 2020.  Adjusted compensation and benefits expenses were $166.9 million in the fourth quarter, and $470.3 million in fiscal year 2019.  The increase in Adjusted compensation and benefits expenses in both current year periods is primarily due to higher salaries and bonus expenses in 2020, associated with higher revenues earned and increased headcount, as compared with both prior year periods.

Non-compensation expenses on a GAAP and Adjusted basis were $26.6 million for the fourth quarter of 2020 as compared with $34.7 million for the prior year period.  The decrease in non-compensation expenses were primarily related to decreased travel and other business development expenses related to COVID-19 social distancing restrictions, in addition to our continued and focused expense discipline.  Our non-compensation expense ratio decreased from 16% in the prior year to 6% in the current year.  For the fiscal year of 2020, GAAP and Adjusted non-compensation expenses were $116.8 million as compared with $143.6 million in the prior year period.  Our non-compensation expense ratio decreased from 19% in the prior year, to 12% in the current year.

Other Income (Expenses)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended December 31,
($ in thousands)	2020	2019	2020 vs. 2019 Variance	2020	2019	2020 vs. 2019 Variance

Other income (expenses)	$10,972	$11,549	-5%	$713	$6,369	-89%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Twelve Months Ended December 31,
($ in thousands)	2020	2019	2020 vs. 2019 Variance	2020	2019	2020 vs. 2019 Variance

Other income (expenses)	$4,404	$32,962	-87%	$2,011	$15,877	-87%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Other income (expenses) on a GAAP basis was income of $11.0 million in the fourth quarter and $4.4 million for the fiscal year ended December 31, 2020.  This compares with income of $11.5 million, and $33.0 million, respectively, in the same prior year periods.  During the fourth quarter of 2020, we recorded $9.9 million of GAAP other income primarily related to a reversal of prior period Tax Receivable Agreement (“TRA”) liability adjustments pursuant to the CARES Act. On an Adjusted basis, these TRA liability adjustments, and the related reversal are reclassified to provision for income taxes to reflect the net tax-economic impact.

On an Adjusted basis, other income (expenses) was income of $0.7 million in the fourth quarter of 2020 as compared with $6.4 million in the prior year period.  In the fourth quarter of 2019, we recorded a GAAP gain of $8.1 million related to the November 2019 share sale of our investment in Moelis

Australia.  Compensation expense associated with this gain was reclassified from compensation and benefits to other income (expenses) on an adjusted basis.  As a result, the net gain associated with the share sale of our investment in Australia included in Adjusted other income (expenses) in the fourth quarter of 2019 was $3.1 million.

For the year ended December 31, 2020, other income (expenses) on an Adjusted basis was $2.0 million as compared with $15.9 million for prior year period.  Other income (expenses) on an Adjusted basis for fiscal year 2019 includes the fourth quarter gain mentioned above, in addition to the $5.4 million net gain related to the September 2019 share sale of our investment in Moelis Australia.

Provision for Income Taxes

The corporate partner (Moelis & Company) currently owns 87% of the operating partnership (Moelis & Company Group LP) and is subject to corporate U.S. federal and state income tax.  Income on the remaining 13% continues to be subject to New York City unincorporated business tax and certain foreign income taxes and is accounted for at the partner level through the non-controlling interests line item.  For Adjusted purposes, we have assumed that 100% of the Firm’s fourth quarter and full year 2020 operating result was taxed at our corporate effective tax rate of 25.6%, and 25.5% respectively. In addition during the fourth quarter, we reversed approximately $7.7 million of tax benefit related to a prior period CARES Act accrual.

Capital Management and Balance Sheet

Moelis & Company continues to maintain a strong financial position, and as of December 31, 2020, we held cash and liquid investments of $375.1 million and had no debt or goodwill on our balance sheet.

We remain committed to returning 100% of our excess capital to shareholders.

The Board of Directors of Moelis & Company declared a regular dividend of $0.55 cents per share, representing an increase of 44% from the prior quarter, and an 8% increase from our regular quarterly dividend amount pre-COVID.  The $0.55 per share will be paid on March 26, 2021 to common stockholders of record on February 22, 2021.

In addition, during the fiscal year ended December 31, 2020, we repurchased 1.2 million shares of our common stock for a total cost of $44.3 million.

Earnings Call

We will host a conference call beginning at 5:00pm ET on Wednesday, February 10, 2020, accessible via telephone and the internet.  Ken Moelis, Chairman and Chief Executive Officer, and Joe Simon, Chief

Financial Officer, will review our fourth quarter and full year 2020 financial results.  Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1-877-510-3938 (domestic) or 1-412-902-4137 (international) and referencing the Moelis & Company Fourth Quarter 2020 Earnings Call.  Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1-877-344-7529 (domestic) or 1-412-317-0088 (international); the conference number is 10151045.

About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors.  The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors.  Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions, and other corporate finance matters.  The Firm serves its clients from 22 geographic locations in North and South America, Europe, the Middle East, Asia and Australia.  For further information, please visit: www.moelis.com or follow us on Twitter @Moelis.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance.  You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.  Such forward-looking statements are based on certain assumptions and estimates and subject to various risks and uncertainties.  Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements.  We believe these factors include, but are not limited to, those described under "Risk Factors" discussed in our Annual Report on Form 10-K for the year ended December 31, 2019, subsequent reports filed on Form 10-Q and our other filings with the SEC.  These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release including those statements herein with respect to the negative effects of the COVID-19 pandemic.  The scale, scope and duration of the impact of the COVID-19 pandemic on our business, revenues and operating results is unpredictable and depends on many factors outside of our control.  Statements herein about the effects of the COVID-19 pandemic on the firm’s business, results, financial position and liquidity may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently estimated.  In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results.  The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Adjusted results are a non-GAAP measure which better reflect management’s view of operating results.  We believe that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable GAAP measures, are useful to investors to understand the Firm’s operating results by adjusting the accounting impact of certain items and assuming all Class A partnership units have been exchanged into Class A common stock.  These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  A reconciliation of GAAP results to Adjusted results is presented in the Appendix.

Contacts

Investor Contact:	MediaContact:
Chett Mandel	Andrea Hurst
Moelis & Company	Moelis & Company
t: + 1 212 883 3536	t: + 1 212 883 3666
chett.mandel@moelis.com	m: +1 347 583 9705
andrea.hurst@moelis.com

Appendix

GAAP Consolidated Statement of Operations (Unaudited)

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information (Unaudited)

Moelis & Company

GAAP Consolidated Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Revenues	$422,028	$223,528	$943,276	$746,534

Expenses
Compensation and benefits	188,919	172,096	560,803	488,439
Occupancy	7,469	5,823	30,033	20,209
Professional fees	3,995	4,307	18,378	19,229
Communication, technology and information services	8,064	7,907	32,181	31,590
Travel and related expenses	1,691	9,797	12,845	41,496
Depreciation and amortization	1,492	1,236	4,708	4,965
Other expenses	3,937	5,610	18,619	26,063
Total Expenses	215,567	206,776	677,567	631,991

Operating income (loss)	206,461	16,752	265,709	114,543
Other income (expenses)	10,972	11,549	4,404	32,962
Income (loss) before income taxes	217,433	28,301	270,113	147,505
Provision (benefit) for income taxes	61,870	1,151	51,675	11,813
Net income (loss)	155,563	27,150	218,438	135,692

Net income (loss) attributable to noncontrolling interests	29,081	5,699	39,607	30,597
Net income (loss) attributable to Moelis & Company	$126,482	$21,451	$178,831	$105,095

Weighted-average shares of Class A common stock outstanding
Basic	59,157,705	51,648,050	56,566,645	50,373,874
Diluted	64,358,909	56,316,374	60,723,365	55,513,149
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$2.14	$0.42	$3.16	$2.09
Diluted	$1.97	$0.38	$2.95	$1.89

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended December 31, 2020
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$188,919	$(446)	(a)	$188,473
Other income (expenses)	10,972	(10,259)	(a)(b)	713

Income (loss) before income taxes	217,433	(9,813)		207,620
Provision for income taxes	61,870	(440)	(b)(c)	61,430
Net income (loss)	155,563	(9,373)		146,190

Net income (loss) attributable to noncontrolling interests	29,081	(29,081)	(d)	-
Net income (loss) attributable to Moelis & Company	$126,482	$19,708		$146,190

Weighted-average shares of Class A common stock outstanding
Basic	59,157,705	9,282,569	(d)	68,440,274
Diluted	64,358,909	9,282,569	(d)	73,641,478
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$2.14			$2.14
Diluted	$1.97			$1.99

(a)	Reflects a reclassification of $0.4 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.

(b)	TRA liability adjustments are made to other income (expenses) for GAAP purposes. These adjustments are reclassified to provision for income taxes to reflect the net tax-economic impact.

(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. The tax provision includes the reversal of approximately $7.7 million of tax benefit pursuant to the CARES Act accrued in prior periods.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

	Three Months Ended December 31, 2019
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$172,096	$(5,180)	(a)(b)	$166,916
Other income (expenses)	11,549	(5,180)	(a)(b)	6,369

Income (loss) before income taxes	28,301	-		28,301
Provision for income taxes	1,151	745	(c)	1,896
Net income (loss)	27,150	(745)		26,405

Net income (loss) attributable to noncontrolling interests	5,699	(5,699)	(d)	-
Net income (loss) attributable to Moelis & Company	$21,451	$4,954		$26,405

Weighted-average shares of Class A common stock outstanding
Basic	51,648,050	12,958,022	(d)	64,606,072
Diluted	56,316,374	12,958,022	(d)	69,274,396
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.42			$0.41
Diluted	$0.38			$0.38

(a)	Reflects a reclassification of $0.2 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.
(b)

Reflects the reclassification of $5.0 million of compensation and benefits expense associated with the Firm's $8.1 million gain on its sale of 8.0 million shares of Moelis Australia. The net gain remaining within other income (expenses) associated with this sale is $3.1 million.

(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our tax provision includes an excess tax benefit related to the settlement of share-based awards of $4.9 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 24.1%.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

	Twelve Months Ended December 31, 2020
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$560,803	$(1,291)	(a)	$559,512
Other income (expenses)	4,404	(2,393)	(a)(b)	2,011

Income (loss) before income taxes	270,113	(1,102)		269,011
Provision (benefit) for income taxes	51,675	8,272	(b)(c)	59,947
Net income (loss)	218,438	(9,374)		209,064

Net income (loss) attributable to noncontrolling interests	39,607	(39,607)	(d)	-
Net income (loss) attributable to Moelis & Company	$178,831	$30,233		$209,064

Weighted-average shares of Class A common stock outstanding
Basic	56,566,645	11,226,666	(d)	67,793,311
Diluted	60,723,365	11,226,666	(d)	71,950,031
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$3.16			$3.08
Diluted	$2.95			$2.91

(a)	Reflects a reclassification of $1.3 million of other income to compensation and benefits expense associated with the forfeiture of fully vested awards and enforcement of non-compete provisions.

(b)	TRA liability adjustments are made to other income (expenses) for GAAP purposes. These adjustments are reclassified to provision for income taxes to reflect the net tax-economic impact.

(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our tax provision includes a tax benefit related to the settlement of share-based awards of $8.7 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 25.5%.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

	Twelve Months Ended December 31, 2019
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$488,439	$(18,185)	(a)(b)(c)	$470,254
Other income (expenses)	32,962	(17,085)	(b)(c)	15,877

Income (loss) before income taxes	147,505	1,100		148,605
Provision for income taxes	11,813	2,610	(d)	14,423
Net income (loss)	135,692	(1,510)		134,182

Net income (loss) attributable to noncontrolling interests	30,597	(30,597)	(e)	-
Net income (loss) attributable to Moelis & Company	$105,095	$29,087		$134,182

Weighted-average shares of Class A common stock outstanding
Basic	50,373,874	13,003,248	(e)	63,377,122
Diluted	55,513,149	13,003,248	(e)	68,516,397
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$2.09			$2.12
Diluted	$1.89			$1.96

(a)

Expense associated with the amortization of RSUs and stock options granted in connection with the IPO.  In accordance with GAAP, amortization expense of RSUs and stock options granted in connection with the IPO will be recognized over the five year vesting period; as of April 2019 such awards have been fully expensed.

(b)	Reflects a reclassification of $4.8 million of other income to compensation and benefits expense associated with the forfeiture of fully vested awards and enforcement of non-compete provisions.

(c)

Reflects the reclassification of $12.3 million of compensation and benefits expense associated with the Firm's $20.7 million gain on its sale of 20.5 million shares of Moelis Australia. The net gain remaining within other income (expenses) associated with this sale is $8.4 million.

(d)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our tax provision includes an excess tax benefit related to the settlement of share-based awards of $22.7 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 25.0%.

(e)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.